News Release

Contacts:

Integra LifeSciences Holdings Corporation

David B. Holtz                             Maria Platsis
Senior Vice President, Finance             Senior Director of Investor Relations
(609) 936-2334                             and Corporate Development
dholtz@Integra-LS.com                      (609) 936-2333
                                           mplatsis@Integra-LS.com


                  Integra LifeSciences Reports Record Revenues
                           for the Second Quarter 2005


Plainsboro, New Jersey, August 7, 2005 - Integra LifeSciences Holdings Corporation (NASDAQ: IART) today reported its second quarter financial results. Total revenues in the second quarter of 2005 were $69.8 million, reflecting an increase of $13.3 million, or 24%, over the second quarter of 2004.

We reported net income of $7.7 million, or $0.23 per diluted share, for the second quarter of 2005, compared to net income of $7.5 million, or $0.23 per diluted share in the second quarter of 2004.

When adjusted for certain acquisition, integration and restructuring related charges, net income for the second quarter of 2005 was $9.6 million, or $0.29 per diluted share. These charges included costs associated with the closing of various facilities and related transitions, employee terminations, product line discontinuations and other acquisition, integration and restructuring related costs, including inventory fair value purchase accounting adjustments.

Excluding recently acquired product lines, second quarter 2005 revenues increased by $7.4 million, or 14%, over the prior-year period. We continue to expect organic revenue growth to accelerate in the second half of 2005. Our long-term organic growth rate expectation for revenues is in the range of 15% to 20% per annum.

"We achieved record revenues in the second quarter," said Stuart M. Essig, Integra's President and Chief Executive Officer. "During the quarter, we continued the integration of the Newdeal group's international business with our existing international sales and distribution network and expanded our domestic Reconstructive Surgery salesforce with a focus on extremities. In addition, we increased administrative headcount to support our expanding activities and continued to consolidate certain of our operations."

Our revenues for the period were as follows:

                                       Three Months
                                       Ended June 30,           % Increase/
                                    2005            2004          (Decrease)
                                    ----            ----          ----------
                                     ($ in thousands)
      Revenue:
      Implants                   $27,120           $19,412           40%
      Instruments                 22,785            19,006           20%
      Monitoring                  12,025            11,813            2%
      Private label & other        7,848             6,210           26%
                                   -----             -----           ---
         Total Revenue           $69,778           $56,441           24%

Rapid growth in the NeuraGen(TM) Nerve Guide, the INTEGRA(R) Dermal Regeneration Template and the INTEGRA(TM) Bilayer Matrix Wound Dressing products and new sales of Newdeal products for the foot and ankle accounted for most of the increase in implant product revenues. Sales of our NeuraGen(TM) and NeuraWrap(TM) products increased approximately 70% over the prior-year period. Sales of our INTEGRA(R) family of dermal repair products increased approximately 45% over the second quarter of 2004. Newdeal product revenues were $4.1 million, and we are receiving strong feedback on the Newdeal system of foot and ankle products. Newdeal sales in the United States are growing along with the expansion and training of our reconstructive surgery sales force, which we expect to reach 50 people by the end of the year. Sales of the NPH(TM) Low Flow Hydrocephalus Valve that we introduced in late 2004 also contributed to the growth in implant product revenues for the quarter. Our DuraGen(R) family of duraplasty products achieved record revenues in the quarter, although it grew at slower rates than in recent years.

Increased sales of our JARIT(R) surgical instrument and Selector(R) Ultrasonic Aspirator product lines provided most of the internal growth in instrument product revenues. The Mayfield(R) product line acquired during the second quarter of 2004 also continues to provide strong results.

Year-over-year growth in monitoring product revenues continued to be affected by slower-than-expected acceptance of our LICOX(R) Brain Oxygen Monitoring System in the United States and slower growth in external drainage systems. We expect that our NeuroSensor(R) cerebral blood flow monitoring system and Accudrain(R) external drainage system will contribute to improvements in the performance of this category in future periods.

Increased revenues of the Absorbable Collagen Sponge that we supply for use in Medtronic's INFUSE(TM) bone graft product and revenues of Biopatch(R), a product that we manufacture for Johnson & Johnson, more than offset the removal of the Signature Technologies revenues from our private label products category. We received a one-time royalty payment of $0.5 million based on additional patent claims associated with the Biopatch(R) product license.

Gross margin on total revenues in the second quarter of 2005 was 61%. Although we had strong growth in higher gross margin products, we incurred $1.8 million in restructuring and manufacturing transfer costs, fair value purchase accounting adjustments and certain inventory write-offs associated with a discontinued product line. These charges reduced our gross margin by 3%.

Research and development expense increased $148,000 to $2.8 million in the second quarter of 2005.

Selling, general and administrative expense increased by $6.6 million to $26.0 million in the second quarter of 2005, increasing as a percentage of revenue to 37% from 35% in the prior-year period. This included $1.0 million of charges associated with the closing of various facilities and related transitions, employee terminations and other acquisition, integration and restructuring related costs. This increase was primarily attributable to selling, general and administrative expense of acquired operations, as well as accelerated hiring to support our growth, particularly in reconstructive surgery.

We reported net interest income of $85,000 in the second quarter of 2005 compared to $160,000 in the prior-year period. Other expense in the second quarter of 2005 was $541,000 and included a $522,000 expense related to foreign exchange losses.

The Company generated $16.3 million in cash flows from operations in the second quarter of 2005. We repurchased 750,000 shares of our common stock in the quarter for an aggregate purchase price of approximately $24.7 million. Our cash and investments totaled $148 million at June 30, 2005.

We are updating our expectations for total revenues and earnings per share for 2005 and reiterate our expectations for 2006. In accordance with our usual practice, our expectations for 2005 and 2006 financial performance do not include the impact of acquisitions or other strategic corporate transactions that have not yet closed.

Total revenues in 2005 are expected to be between $283 million and $290 million. Total revenues in 2006 are expected to be between $340 million and $350 million. Our guidance for the third quarter of 2005 is for total revenues in the range of $70 million to $74 million.

In the second quarter we began to review our European manufacturing and distribution operations for possible restructuring. We began implementing the restructuring later in the second quarter by entering into an agreement with the labor representatives of employees affected by the closing of one of our facilities.

The Company will continue discussions of further potential restructurings of its European operations with local labor representatives. The costs of these activities will depend upon various considerations, including the number of employees to be terminated and their locations, the availability of other jobs within Integra LifeSciences, and the level of severance benefits. We expect to reinvest the bulk of the savings from these activities in further building out our European sales, marketing and distribution organization, and integrating the Newdeal group's business with our existing sales and distribution network.

The Company may incur significant costs over the remainder of this year in connection with employee severance, legal, and other items related to restructuring and integration activities, largely in Europe. Based on management's preliminary assessment, Integra LifeSciences estimates that the costs of its restructuring and integration activities (including those discussed above) will not exceed $8 million in the aggregate. Through the six months ended June 30, 2005 we have incurred $3.8 million of these charges. We currently expect the remaining charges to occur over the remainder of 2005 and to impact our 2005 GAAP reported earnings per diluted share guidance by approximately $0.14.

Our adjusted earnings per share guidance that excludes charges related to acquisitions, integrations and restructurings are expected to be within a range of $1.29 to $1.34 in the full year 2005 and $0.33 to $0.36 in the third quarter. On a GAAP reported basis, we expect earnings per share in 2005 to be within a range of $1.15 to $1.20 in the full year and $0.28 to $0.31 in the third quarter.

While we expect a positive impact of the restructuring and integration activities with projected cost savings of approximately $3 million per year for 2006 and beyond, such results remain uncertain. We also expect to invest some of the benefit of the restructuring and integration activities in expanding our European sales and marketing activities. For this reason, our expectations for earnings per diluted share in 2006 remain unchanged in a range of $1.65 to $1.75. Our expectation ranges for 2006 earnings per diluted share do not reflect the impact of expensing stock options beginning January 1, 2006 under the accounting standard recently issued by the Financial Accounting Standards Board
(FASB).

We have scheduled a conference call for 9:00 am EST tomorrow, August 8, 2005, to discuss the financial results for the second quarter of 2005 and forward-looking financial guidance. The call is open to all listeners and will be followed by a question and answer session. Access to the live call is available by dialing
(973) 935-8511 or through a listen-only webcast via a link provided on the home page of Integra's website at www.Integra-LS.com. A replay of the conference call will be accessible starting one hour following the live event. Access to the replay is available through August 22, 2005 by dialing (973) 341-3080 (access code 6175823) or through the webcast accessible on our home page.

Integra LifeSciences Holdings Corporation is a diversified medical technology company that develops, manufactures, and markets medical devices for use in a variety of applications. The primary applications for our products are neuro-trauma and neurosurgery, reconstructive surgery and general surgery.

Integra is a leader in applying the principles of biotechnology to medical devices that improve patients' quality of life. Our corporate headquarters are in Plainsboro, New Jersey, and we have research, manufacturing and distribution facilities located throughout the world. We have approximately 1,300 employees. Please visit our website at (http://www.Integra-LS.com).

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements concerning future financial performance, including projections for revenues, gross margins, earnings per share and cash flows. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Among other things, our ability to maintain relationships with customers of acquired entities, physicians' willingness to adopt our recently launched and planned products and our ability to secure regulatory approval for products in development may adversely affect our future product revenues; our ability to increase sales and product volumes may adversely affect our future gross margins; our ability to integrate acquired businesses, increase product sales and gross margins, and control non-product costs may affect our earnings per share; our future net income results and our ability to effectively manage working capital may affect our future cash flows; and our ability to complete the restructuring and integration activities may affect our operating income. In addition, the economic, competitive, governmental, technological and other factors identified under the heading "Factors That May Affect Our Future Performance" included in the Business section of Integra's Annual Report on Form 10-K for the year ended December 31, 2004 and information contained in subsequent filings with the Securities and Exchange Commission could affect actual results.

Regulation G, "Conditions for Use of Non-GAAP Financial Measures," and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for the use of certain non-GAAP financial information. In this news release, we provide "growth in revenues excluding recently acquired product lines", "adjusted net income", which excludes charges related to acquisitions, integrations and restructurings, and "adjusted earnings per share", all of which are non-GAAP financial measures. We believe that, given our on-going, active strategy of seeking acquisitions and the non-recurring nature of the restructuring, focusing on net income and earnings per share adjusted to exclude costs related to acquisitions, integrations and restructurings is a useful additional basis to measure the performance of our business operations, both in this quarter and in future periods. A reconciliation of these non-GAAP financial measures to the most comparable GAAP measures is provided in the tables of financial information contained at the end of this news release.

Non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. Management believes that these non-GAAP financial measures are important supplemental information to investors which reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the accompanying reconciliations, provides a more complete understanding of factors and trends affecting our ongoing business and operations. Management strongly encourages investors to review our financial statements and filed reports in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

                                                 INTEGRA LIFESCIENCES HOLDINGS CORPORATION
                                                       CONSOLIDATED FINANCIAL RESULTS
                                                   (In thousands, except per share data)
                                                                (UNAUDITED)

Statement of Operations Data:
                                                     ------------------------------------------------------  -----------------------
                                                                                                              Three Months Ended
                                                              Three Months Ended June 30, 2005                   June 30, 2004
                                                     ------------------------------------------------------  -----------------------
                                                           Reported     Adjustments          As Adjusted         Reported

 Total revenues                                            $69,778                              $69,778            $56,441

 Cost of revenues                                           27,139         $1,849   (a)          25,290             21,665
 Research and development                                    2,787             24   (b)           2,763              2,639
 Selling, general and administrative                        26,041            965   (c)          25,076             19,488
 Amortization                                                1,668            216   (d)           1,452              1,049
                                                           -------                                -----              -----
 Total costs and expenses                                   57,635                               54,581             44,841

 Operating income                                           12,143                               15,197             11,600

 Interest income (expense), net                                 85                                   85                160
 Other income (expense), net                                  (541)                                (541)               135
                                                             -----                                -----                ---

 Income before income taxes                                 11,687                               14,741             11,895

 Provision for
   income taxes                                              4,032          1,098   (e)           5,130              4,377
                                                           -------                              -------             ------

 Net income                                                 $7,655                               $9,611             $7,518

 Earnings per share calculation:
 Add back of after tax interest
   expense                                                     488                                  488                496
                                                            ------                               ------             ------
 Net income for diluted EPS                                 $8,143                              $10,099             $8,014

 Diluted earnings per share                                  $0.23                                $0.29              $0.23

 Diluted weighted average                                   34,739                               34,739             34,479
    Common shares outstanding

<f1>

Notes:

(a)    Inventory fair value purchase accounting adjustments, discontinued product lines and employee terminations
(b)    Employee terminations
(c)    Acquisition and integration related costs, including costs associated with the closing of various facilities and related transitions, and employee terminations
(d)    Amortization for discontinued product lines
(e)    Adjustment to provision for income taxes for above adjustments

                                                 INTEGRA LIFESCIENCES HOLDINGS CORPORATION
                                                      CONSOLIDATED FINANCIAL RESULTS
                                                  (In thousands, except per share data)
                                                               (UNAUDITED)

Statement of Operations Data:
                                                     ------------------------------------------------------  -----------------------
                                                                                                               Six Months Ended
                                                               Six Months Ended June 30, 2005                    June 30, 2004
                                                     ------------------------------------------------------  -----------------------
                                                           Reported     Adjustments          As Adjusted         Reported

 Total revenues                                           $135,617                             $135,617           $108,885

 Cost of revenues                                           51,271         $2,118   (a)          49,153             41,666
 Research and development                                    6,146             24   (b)           6,122              5,462
 Selling, general and administrative                        49,957          1,482   (c)          48,475             36,496
 Amortization                                                3,143            216   (d)           2,927              1,932
                                                            ------                                -----              -----
 Total costs and expenses                                  110,517                              106,678             85,556

 Operating income                                           25,100                               28,939             23,329

 Interest income (expense), net                                112                                  112                217
 Other income (expense), net                                  (634)                                (634)               118
                                                             -----                                 -----               ---

 Income before income taxes                                 24,578                               28,417             23,664

 Provision for
   income taxes                                              8,480          1,381   (e)           9,861              8,708
                                                           -------                              -------            -------

 Net income                                                $16,098                              $18,557            $14,956

 Earnings per share calculation:
 Add back of after tax interest
   expense                                                   1,032                                1,032              1,016
                                                          --------                             --------           --------
 Net income for diluted EPS                                $17,130                              $19,589            $15,972

 Diluted earnings per share                                  $0.49                                $0.56              $0.46

 Diluted weighted average                                   34,941                               34,941             34,426
    Common shares outstanding

<f1>

Notes:

(a)    Inventory fair value purchase accounting adjustments, discontinued product lines and employee terminations.
(b)    Employee terminations
(c)    Acquisition and integration related costs, including costs associated with the closing of various facilities and related transitions and foreign dealer terminations, and employee terminations
(d)    Amortization for discontinued product lines
(e)    Adjustment to provision for income taxes for above adjustments

Condensed Balance Sheet Data:
                                                          June 30,                  December 31,
                                                            2005                         2004
                                                            -----                        ----
 Cash and marketable securities,
    including non-current portion                         $147,848                    $195,982
 Accounts receivable, net                                   46,275                      46,765
 Inventory, net                                             69,206                      55,947
 Total assets                                              451,686                     456,713

 Current liabilities                                        32,263                      24,234
 Long-term debt                                            119,159                     118,900
 Total liabilities                                         156,990                     148,890

 Stockholders' equity                                      294,696                     307,823


Reconciliation of non-GAAP financial measures to the most comparable GAAP measure:

A. Growth in product revenues excluding recently acquired product lines


                                                       Quarter Ended              Increase
                                                           June 30,              (Decrease)
                                                     2005          2004          $        %
                                                   --------      --------     -------   -----
                                                       ($ in thousands)

     Total revenues, as reported                   $ 69,778      $ 56,441     $13,337     24%
     Less: Revenues of product lines acquired
                  since the beginning of the
                  second quarter of 2004              8,666         2,770       5,896     N/A
                                                   --------      --------     -------   -----
     Revenues excluding recently
                  acquired product lines           $ 61,112      $ 53,671     $ 7,441     14%



B. Reconciliation of Net Income and Adjusted Net Earnings


                                                                 Quarter Ended
                                                                   June 30,
                                                               2005          2004
                                                             --------      --------
                                                               ($ in thousands)

     Net Income                                             $  7,655      $  7,518
     Employee termination costs                                2,074            --
     Inventory fair value adjustments                            197            69
     Facility consolidation, acquisition integration
            and related costs                                    305            --
     Discontinued product lines                                  478            --
     Tax effect on above adjustments                          (1,098)           --
                                                            --------      --------
     Adjusted Net Income                                    $  9,611      $  7,587

C. Reconciliation of Diluted EPS and Adjusted Diluted EPS

                                                                Quarter Ended
                                                                   June 30,
                                                               2005          2004
                                                             -------       -------

     Diluted EPS                                               $0.23         $0.23
     Employee termination costs                                 0.06            --
     Inventory fair value adjustments                           0.01            --
     Facility consolidation, acquisition integration
            and related costs                                   0.01            --
     Discontinued product lines                                 0.01            --
     Tax effect on above adjustments                           (0.03)           --
                                                             -------       -------
     Adjusted Diluted EPS                                      $0.29         $0.23




D. Reconciliation of Projected Diluted EPS and Projected Adjusted Diluted EPS

                                                                  Range
                                                          ---------------------
                                                            Low           High
                                                          ------         ------
     Projected three months ended September 30, 2005:
     Diluted EPS                                           $0.28         $0.31
     Employee termination costs                             0.07          0.07
     Facility consolidation, acquisition integration
            and related costs                               0.01          0.01
     Tax effect on above adjustments                       (0.03)        (0.03)
                                                           -----         -----
     Adjusted Diluted EPS                                  $0.33         $0.36



     Projected twelve months ended December 31, 2005:
     Diluted EPS                                           $1.15         $1.20
     Employee termination costs                             0.16          0.16
     Inventory fair value adjustments                       0.01          0.01
     Facility consolidation, acquisition integration
            and related costs                               0.03          0.03
     Discontinued product lines                             0.01          0.01
     Tax effect on above adjustments                       (0.07)        (0.07)
                                                           ------        ------
     Adjusted Diluted EPS                                  $1.29         $1.34


"MAYFIELD" is a registered trademark of SM USA, Inc., a wholly owned subsidiary of Schaerer Mayfield USA, Inc.


Source: Integra LifeSciences Holdings Corporation